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                                                                    EXHIBIT 3.70

                                     5532-12

                                     [STAMP]

                               SECRETARY OF STATE
                                 DOVER, DELAWARE

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                          ETHYL DEVELOPMENT CORPORATION

                      RESTATED CERTIFICATE OF INCORPORATION

     ETHYL DEVELOPMENT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

     FIRST: That the corporation was originally incorporated under the name of Trans-Plast Corporation and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on June 15, 1960.

     SECOND: That the Board of Directors of said Ethyl Development Corporation, by the unanimous consent of its members, a copy of which is filed with the minutes of the board, adopted resolutions proposing and declaring advisable restating the Certificate of Incorporation of said corporation to read as set forth in Exhibit A attached hereto, and directing that such amendment be submitted to the Corporation's only stockholder for its written consent.

     THIRD: That the said amendment has been consented to and authorized by the holder of all the issued and outstanding stock, by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of

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Delaware, a copy of which is filed with the Corporation's records.

     FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and Section 245 of the General Corporation Law of Delaware.

     FIFTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, ETHYL DEVELOPMENT CORPORATION has caused its corporate seal to be affixed hereunto and this certificate to be executed by its officers thereunto duly authorized this January 23, 1970.

[SEAL]

ATTEST:                                         ETHYL DEVELOPMENT CORPORATION

By: /s/ F. P. Warne                             By: /s/ B. C. Gottwald
   -----------------------------                   -----------------------------
     F. P. Warne                                     B. C. Gottwald
     Secretary                                       Executive Vice President

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                                                                       EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          ETHYL DEVELOPMENT CORPORATION

          FIRST. The name of the corporation is

                         ETHYL DEVELOPMENT CORPORATION.

          SECOND. Its registered office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

          THIRD. The nature of the business or purposes to be conducted or promoted are:

               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is

               Three Hundred Thousand (300,000) shares of Common Stock without par value.

          FIFTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction

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within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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          SIXTH. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

          SEVENTH. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving

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at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent now or hereafter permitted by the General Corporation Law of Delaware.

          EIGHTH. Every stockholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

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STATE OF VIRGINIA,

CITY OF RICHMOND, to-wit:

     I, MARY D. SHEPPARD, a Notary Public in and for the City and State aforesaid, do hereby certify that B. C. Gottwald, Executive Vice President of ETHYL DEVELOPMENT CORPORATION a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said B. C. Gottwald, as such Executive Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation, that the facts stated therein are true; that the signatures of the said Executive Vice President and Secretary of said corporation to said foregoing certificate are in the handwriting of the said Executive Vice President and Secretary of said corporation, respectively, and that the seal affixed to said certificate is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this January 23, 1970.

                                                        /s/ Mary D. Sheppard
                                                       -----------------------
                                                              Notary Public

My commission expires 10/31/71.

[SEAL]

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